CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-277391 on Form S-6 of our report dated April 19, 2024, relating to the financial statement of FT 11395, comprising Sabrient Baker's Dozen Portfolio, 2nd Quarter 2024 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 19, 2024